SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.   20549
                          ________

                          FORM 8-K

                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
               April 7, 1997 (March 17, 1997)


              ADVANCED GAMING TECHNOLOGY, INC.

     (Exact Name of Registrant as Specified in Charter)

        2482-650 West Georgia Street, P.O. Box 11610
         Vancouver, British Columbia, Canada V6B 4N9

          (Address of Principal Executive Offices)

          Wyoming             000-21991      98-0152226

(State of Other Jurisdiction  (Commission    (IRS Employer
      of Incorporation)        File Number)   Identification
No.)

     Registrant's telephone number, including area code:
                       (604) 689-8841



    (Former Name or Former Address, if Changed Since Last
                           Report)

Item 9.  Sales of Equity Securities Pursuant to Regulation
S.

     Information concerning recent sales by the registrant of equity securities that were not registered under the Securities Act of 1933 in reliance upon Regulation S under that Act is set forth below. No underwriters were involved in the transactions and the registrant did not publicly offer any securities.

     (a) Effective as of March 27, 1997, an aggregate of 300,000 shares were issued upon conversion of convertible promissory notes, as follows: Bridgeport Consultants, Inc., 100,000 shares at $0.50 per share upon conversion of a $50,000 note dated April 18, 1996; Peter Kragh-Hansen, 100,000 shares at $0.50 per share upon conversion of a $50,000 note dated April 17, 1996; Channing Buckland, 50,000 shares at $0.50 per share upon conversion of a $25,000 note dated April 26, 1996; and Robert Bissell, 50,000 shares at $0.50 per share upon conversion of a $25,000 note dated April 26, 1996.

     (b) Effective as of March 27, 1997, 13,682 shares were issued to Asia Equities Inc. in payment in advance of the first three months interest in respect of the $300,000 principal face amount of 12% Series B Senior Subordinated Convertible Redeemable Debenture due April 30, 1998 acquired by Asia Equities Inc. as of March 26, 1997.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ADVANCED GAMING TECHNOLOGY, INC.


                    By:  /s/ Firoz Lakhani, President

                         Firoz Lakhani, President


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